UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

Air Lease Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

IMPORTANT NOTICE FROM AIR LEASE CORPORATION

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 6, 2020

The following Notice of Change of Location (the “Notice”) supplements the original Notice of 2020 Annual Meeting of Stockholders and Proxy Statement (collectively, the “Proxy Statement”) of Air Lease Corporation (the ”Company”) dated March 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on May 6, 2020.

This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 14, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2020

Dear Fellow Stockholder:

Due to the public health impact of the coronavirus outbreak (“COVID-19”) and government-issued prohibitions on public gatherings, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Air Lease Corporation (the “Company”) has been changed and will now be held in a virtual only meeting format accessible at https://web.lumiagm.com/242548877. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 7:30 a.m. Pacific Time. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a holder of our Class A Common Stock as of the close of business on March 10, 2020, the record date. If you hold your shares in “street name” through a bank, broker or other nominee, you must also obtain a legal proxy for the Annual Meeting provided by your bank, broker or other nominee in order to participate in the Annual Meeting.

If you have already voted, you do not need to vote again unless you wish to change your vote. Whether or not you plan to attend and participate in the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials.

The live audio webcast of the Annual Meeting will begin promptly at 7:30 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to login and test your internet-connected device’s audio system. We encourage you to access the meeting in advance of the designated time.

Access to Virtual Meeting and Log-in Instructions

If you are a stockholder of record, to attend and participate in the Annual Meeting you should go to https://web.lumiagm.com/242548877. The password for the meeting is air2020. You will then have to click on “I have a login” and enter the 11-digit control number found on your proxy card you previously received. Follow the instructions on the virtual meeting platform to access the Annual Meeting.

If you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee, in order to participate in the Annual Meeting you must first obtain, in advance, from your bank, broker or other nominee, a legal proxy reflecting the number of shares of the Company’s Class A Common Stock you held as of the record date, your name and email address, unless you previously obtained a legal proxy from your bank, broker or other nominee. You must then submit a request for registration to First Coast Results, Inc. by email to proxy@firstcoastresults.com. Requests for registration must be labeled as “Legal Proxy” and be received by First Coast Results, Inc. no later than 5:00 p.m. Eastern Time on Tuesday, April 28, 2020. Obtaining a legal proxy may take several days, or longer, and stockholders are advised to register as far in advance as possible. Proxy holders registered with First Coast Results, Inc. will receive a control number and may access the Annual Meeting as described in the paragraph above for stockholders of record.

Voting During the Annual Meeting

If you are a stockholder of record, you may vote during the Annual Meeting by (a) visiting www.fcrvote.com/airlease and following the on-screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1-866-804-6288 from any touch-tone phone and follow the instructions (have your proxy card available when you call). We have engaged First Coast Results, Inc. to count the votes and act as an independent inspector of the election.

If your shares are held in “street name” through an intermediary, such as a bank, broker or other nominee, in order to vote during the Annual Meeting you must first obtain a legal proxy from your bank, broker or other nominee and register with First Coast Results, Inc. as described above in order for you to participate in, and vote at, the Annual Meeting. You then may vote by following the instructions in the paragraph above.

If you have already voted or you vote before the Annual Meeting, you do not need to take any action at the Annual Meeting unless you wish to change your vote.

Asking Questions at the Annual Meeting

Stockholders or their proxy holders that have accessed the Annual Meeting with a control number may submit questions during the Annual Meeting that are pertinent to the Company and the items being brought before a vote at the Annual Meeting, as time permits and in accordance with our rules of procedure for the Annual Meeting. If you wish to submit a question, you may do so when you are logged into the virtual meeting platform with your control number by typing your question in the designated spot on the dashboard and clicking “Submit.”

Voting Before the Annual Meeting

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any further action unless you wish to change your vote.

If you encounter any difficulty accessing the virtual audio Annual Meeting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (800) 820-2416 for assistance.

By Order of the Board of Directors

Carol H. Forsyte

Executive Vice President, General Counsel, Corporate

Secretary and Chief Compliance Officer

Los Angeles, California

April 14, 2020

The Annual Meeting on May 6, 2020 at 7:30 a.m. Pacific Time will be accessible at https://web.lumiagm.com/242548877

The Company’s proxy statement and 2019 Annual Report to Stockholders are available on our Investor Relations website at www.airleasecorp.com. Additionally, you may access our proxy materials, free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

FOR IMMEDIATE RELEASE

Air Lease Corporation Announces Change in Location of 2020 Annual Meeting of Stockholders

LOS ANGELES, April 14, 2020 — Air Lease Corporation (NYSE: AL; the “Company”) today announced that, due to the public health impact of the coronavirus outbreak (COVID-19) and government-issued prohibitions on public gatherings, the location of the Company’s upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will now be held in a virtual only meeting format accessible at https://web.lumiagm.com/242548877. The Annual Meeting will be held at the originally scheduled date and time on Wednesday, May 6, 2020 at 7:30 a.m. Pacific Time. You will not be able to attend the Annual Meeting physically in person.

If you are a stockholder of record, to attend and participate in the Annual Meeting you should go to https://web.lumiagm.com/242548877. The password for the meeting is air2020. You will then have to click on “I have a login” and enter the 11-digit control number found on your proxy card you previously received. Follow the instructions on the virtual meeting platform to access the Annual Meeting.

If you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee, in order to participate in the Annual Meeting you must first obtain, in advance, from your bank, broker or other nominee, a legal proxy reflecting the number of shares of the Company’s Class A Common Stock you held as of the record date, your name and email address, unless you previously obtained a legal proxy from your bank, broker or other nominee. You must then submit a request for registration to First Coast Results, Inc. by email to proxy@firstcoastresults.com. Requests for registration must be labeled as “Legal Proxy” and be received by First Coast Results, Inc. no later than 5:00 p.m. Eastern Time on Tuesday, April 28, 2020. Obtaining a legal proxy may take several days, or longer, and stockholders are advised to register as far in advance as possible. Proxy holders registered with First Coast Results, Inc. will receive a control number and may access the Annual Meeting as described in the paragraph above for stockholders of record.

The live audio webcast of the Annual Meeting will begin promptly at 7:30 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your internet-connected device’s audio system. We encourage you to access the meeting in advance of the designated time.

Further information regarding the change in the location of the Annual Meeting can be found in the Additional Proxy Soliciting Materials filed by the Company with the Securities and Exchange Commission on April 14, 2020.

The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

About Air Lease Corporation (NYSE: AL)

ALC is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. ALC routinely posts information that may be important to investors in the “Investors” section of ALC’s website at www.airleasecorp.com. Investors and potential investors are encouraged to consult the ALC website regularly for important information about ALC. The information contained on, or that may be accessed through, ALC’s website is not incorporated by reference into, and is not a part of, this press release.

Investors:	Media:

Mary Liz DePalma	Laura Woeste
Vice President, Investor Relations	Senior Manager, Media and Investor Relations
Email: investors@airleasecorp.com	Email: press@airleasecorp.com

Jason Arnold	Ashley Arnold
Assistant Vice President, Finance	Manager, Media and Investor Relations
Email: investors@airleasecorp.com	Email: press@airleasecorp.com